CSFB04-AR02_G15_6P - Price/Yield - I-A-1

Balance	Contact Desk	Delay	24	WAC(1)	4.597	WAM(1)	358
Coupon*	4.277	Dated	2/1/2004	NET(1)	4.297	WALA(1)	2
Settle	2/27/2004	First Payment	3/25/2004

* PAYS GROUP NET WAC LESS [0.020%] THROUGH MONTH 34, THEN NET WAC - APPROXIMATE NET MARGIN OF [1.964%] RUN TO EARLIEST OF BALLOON IN MONTH 34 AND 5% CALL

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

101-24	3.337	3.260	3.227	3.174	3.137	3.079	2.972	2.852	2.718	2.565
101-25	3.323	3.245	3.211	3.157	3.120	3.060	2.952	2.830	2.694	2.538
101-26	3.308	3.229	3.194	3.140	3.102	3.042	2.932	2.809	2.670	2.512
101-27	3.293	3.213	3.178	3.123	3.084	3.023	2.912	2.787	2.646	2.486
101-28	3.279	3.197	3.162	3.106	3.067	3.005	2.892	2.765	2.622	2.460
101-29	3.264	3.181	3.146	3.089	3.049	2.986	2.872	2.743	2.598	2.434
101-30	3.249	3.166	3.129	3.072	3.032	2.968	2.851	2.721	2.574	2.407
101-31	3.235	3.150	3.113	3.055	3.014	2.949	2.831	2.699	2.551	2.381
102-00	3.220	3.134	3.097	3.038	2.996	2.931	2.811	2.677	2.527	2.355
102-01	3.206	3.118	3.081	3.021	2.979	2.912	2.791	2.655	2.503	2.329
102-02	3.191	3.103	3.064	3.004	2.961	2.894	2.771	2.633	2.479	2.303
102-03	3.177	3.087	3.048	2.987	2.944	2.875	2.751	2.612	2.455	2.277
102-04	3.162	3.071	3.032	2.970	2.926	2.857	2.731	2.590	2.431	2.251
102-05	3.147	3.055	3.016	2.953	2.908	2.838	2.711	2.568	2.408	2.225
102-06	3.133	3.040	2.999	2.936	2.891	2.820	2.691	2.546	2.384	2.199
102-07	3.118	3.024	2.983	2.919	2.873	2.802	2.671	2.524	2.360	2.172
102-08	3.104	3.008	2.967	2.902	2.856	2.783	2.651	2.503	2.336	2.146

Spread** @ Center Price	111	112	112	112	111	110	108	103	95	86
WAL	2.23	2.06	1.99	1.90	1.84	1.74	1.60	1.46	1.33	1.21
Mod Durn	2.093	1.939	1.879	1.792	1.735	1.653	1.522	1.397	1.280	1.168
Principal Window	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06	Mar04 - Dec06

LIBOR_6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_1YR	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500
CMT_1YR	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.12	1.17	1.365	1.675	1.985	2.537	2.983	3.345

** SPREAD TO N

PRELIMINARY - SUBJECT TO CHANGE

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.